UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             EASY CD YEARBOOK, INC.
             (Exact name of registrant as specified in its charter)

                Nevada                                     98-0507524
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


  Suite 112-5348 Vegas Dr., Las Vegas                         89108
(Address of principal executive officers)                  (Zip Code)

   Title of each class                       Name of each exchange on which
    to be registered                         each class is to be registered
    ----------------                         ------------------------------

Common stock, par value of                                 None
   $0.0001 per Share

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [X]

If this form relates to the registration of a class of securities pursuant to
Section 12 (g) of the Exchange Act and is effective pursuant to General Instructions A.(d), check the following box [X]

Securities Act registration statement file number to which this form relates:
333-151931

       Securities to be registered pursuant to Section 12(g) of the Act:

               Common stock with a par value of $0.0001 per share

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

A description of the Registrant's Common Stock is set forth under the caption "Description of Securities" contained in the prospectus included in the Company's Registration Statement on Form S-1 (File No. 333-151931) as originally filed with the Securities and Exchange Commission on June 25, 2008 (the "Registration Statement"), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

ITEM 2. EXHIBITS

     3.1 Articles of Incorporation (incorporated by reference from Easy CD Yearbook's Registration Statement on Form S-1 filed on June 25, 2008, Registration No. 333-151931)

     3.2 By-laws (incorporated by reference from Easy CD Yearbook's Registration Statement on Form S-1 filed on June 25, 2008, Registration No. 333-151931)

     4.1 Specimen Stock Certificate (incorporated by reference from Easy CD Yearbook's Registration Statement on Form S-1 filed June 25, 2008, Registration No. 333-151931)

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Act of 1934, the registrant has duly caused this registration statement on its behalf by the undersigned, thereto duly authorized.

EASY CD YEARBOOK, INC.


By: /s/ Almaymoon Mawji
   ---------------------------------
   President, Treasurer and Director

   October 6, 2008